Exhibit 23.1

LBB & ASSOCIATES LTD., LLP
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated January 20, 2010, in this Registration Statement on Form S-l/A Amendment No. 1 of Dimus Partners, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

LBB & Associates Ltd., LLP
/s/ LBB & Associates, Ltd., LLP
Houston, Texas
June 10, 2010

2500 Wilcrest Drive, Suite 150      ●      Houston, TX 77042      ●      Tel: (713) 877-9944      ●      Fax: (713) 456-2408